Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, October 24, 2007	(302) 857-3292

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

DECLARES INCREASED QUARTERLY DIVIDEND

Dover Downs Gaming & Entertainment, Inc. (NYSE-Symbol: DDE) Board of Directors today declared a regular quarterly cash dividend on both classes of common stock of $.05 per share, an increase of 11.1%, or $.005 per share.  The dividend will be payable on December 10, 2007 to shareholders of record at the close of business on November 10, 2007.

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Dover Downs Gaming & Entertainment, Inc. is a diversified gaming and entertainment company whose operations consist of Dover Downs Slots — a 97,000-square foot video lottery casino complex; featuring the latest in slot machine offerings such as multi-player electronic table games with virtual dealers; the Dover Downs Hotel and Conference Center — a 500 room AAA Four Diamond hotel with conference, banquet, fine dining, ballroom and concert hall facilities; and Dover Downs Raceway — a harness racing track with pari-mutuel wagering on live and simulcast horse races.